UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Oshkosh Corporation
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OSHKOSH CORPORATION

FOR IMMEDIATE RELEASE

For more information, contact:
Financial:	Patrick Davidson
Vice President of Investor Relations
920.966.5939

Media:	John Daggett
Vice President of Communications
920.233.9247

LEADING PROXY ADVISORY FIRMS GLASS LEWIS AND EGAN-JONES RECOMMEND OSHKOSH SHAREHOLDERS VOTE FOR ALL OSHKOSH DIRECTOR NOMINEES

Company Comments on ISS Report

Oshkosh Urges Shareholders to Vote FOR the Company’s Director Nominees

on the White Proxy Card Today

OSHKOSH, Wis. — January 17, 2012 — Oshkosh Corporation (NYSE: OSK), a leading manufacturer of specialty vehicles and vehicle bodies, today announced that leading independent proxy advisory firms Glass Lewis & Co. (Glass Lewis) and Egan-Jones Proxy Services (Egan-Jones) both recommend that their clients vote for ALL of the Oshkosh director nominees on the WHITE proxy card at Oshkosh’s 2011 Annual Meeting of Shareholders to be held on January 27, 2012.

In its January 13, 2012 report, Glass Lewis stated(1):

•                  “…we believe, on balance, there is cause to support the board’s more recent attempts to return Oshkosh to a lean operation, prepared to take advantage of rebounding markets, both domestically and internationally.”

•                  “Further, we find the clearly codified MOVE strategy appropriately reflects a challenging environment and a realistic and responsible approach to sustainable growth.”

•                  “…we find the Dissident’s disclosed plan, which focuses heavily on a JLG sale to fund defense industry acquisitions, does not appear to offer clearly superior value for shareholders relative to the board’s existing strategy, which appears to be driving an attractive recovery for the Company.”

•                  “…we believe it is in the best interests of shareholders to support management’s nominees, which appear to bring appropriate experience and independence, rather than the Dissident nominees, several of which are close affiliates of Mr. Icahn and few of which appear to have experience directly related to Oshkosh’s core defense products.”

(1)  Permission to use quotations was neither sought nor obtained.

In its January 13, 2012 report, Egan-Jones stated(2):

•                  “We believe that our support for the management ballot is merited and that voting the management ballot (WHITE PROXY CARD) is in the best interest of the Company and its shareholders.  In arriving at that conclusion, we have considered the following factors:

•                  “…our belief that the dissidents (“Icahn parties”) have provided insufficiently specific plans and no substantive new ideas for changing the Company’s strategic direction and that they fail to make a persuasive case that election of their nominees will enhance the Company’s stockholder value.”

•                  “Our concern that Mr. Icahn’s level of understanding of the defense business and mixed record of success with other companies in industries new to him would not bode well for placing his nominees on the Board.”

•                  “We are not convinced that election of the dissidents’ slate to the Board of Directors would work to the benefit of shareholders.”

Oshkosh issued the following statement:

We are extremely pleased that Glass Lewis and Egan-Jones support the election of ALL of the Company’s director nominees — all of whom are highly qualified, proven business leaders with a broad range of complementary experience in industrial manufacturing, defense, finance, private equity, risk management and other areas essential to Oshkosh’s businesses.

These recommendations further enforce our belief that our director nominees have the qualifications necessary to most effectively lead Oshkosh and to deliver value to all our shareholders at this critical time in our business.  All of the Oshkosh director nominees have significant experience in the markets we serve and are committed to representing the interests of all Oshkosh shareholders.

We believe we have the right Board and the right management team to navigate through this critical time.  We urge shareholders to protect their investment and not risk the Company’s future by exposing Oshkosh to Mr. Icahn and his hand-picked nominees.  We strongly urge all Oshkosh shareholders to protect the value of their investment by voting FOR our Director nominees on the WHITE proxy card today.

Oshkosh also noted that it believes the report recently issued by Institutional Shareholder Services (ISS) supporting three of Mr. Icahn’s nominees is fundamentally flawed, and the Company urges shareholders to follow the recommendation of Glass Lewis and Egan-Jones by voting FOR all of the Oshkosh nominees on the WHITE proxy card.  Oshkosh is convinced that Mr. Icahn’s slate of employees and friends — none of whom has any expertise in the markets Oshkosh serves — would, if elected, simply carry out Mr. Icahn’s self-serving agenda and potentially disrupt the Company’s long-term growth strategy, which the Oshkosh Board and management team are already successfully executing to deliver value for all shareholders.

Oshkosh shareholders are reminded that their vote is important, no matter how many shares they own.  Whether or not they attend the Annual Meeting, Oshkosh shareholders are encouraged to submit a WHITE proxy by Internet or telephone or by signing and dating the WHITE proxy card itself and returning it as soon as possible.

(2)  Permission to use quotations was neither sought nor obtained.

Shareholders who have questions about how to vote their shares, or need additional assistance, should contact Oshkosh’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9499 (banks and brokers may call collect at (212) 750-5833).

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corporation manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, Oshkosh Specialty Vehicles, Frontline™, SMIT™, CON-E-CO®, London® and IMT®. Oshkosh products are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount. For more information, visit www.oshkoshcorporation.com.

®, ™ All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors include the expected level and timing of DoD procurement of products and services and funding thereof, including the impact of the DoD’s allocation of certain tires which will restrict and delay certain FHTV sales; risks related to reductions in government expenditures in light of U.S. defense budget pressures and an uncertain DoD tactical wheeled vehicle strategy; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during periods of global economic uncertainty, lower municipal spending and tight credit markets; the Company’s ability to produce vehicles under the FMTV contract at targeted margins; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of the Company’s intangible assets and/or a slower recovery in the Company’s cyclical businesses than equity market expectations; the potential for the U.S. government to competitively bid the Company’s Army and Marine Corps contracts; the consequences of financial leverage, which could limit the Company’s ability to pursue various opportunities; increasing commodity and other raw material costs, particularly in a sustained economic recovery; the ability to pass on to customers price increases to offset higher input costs; risks related to costs and charges as a result of facilities consolidation and alignment, including that anticipated cost savings may not be achieved; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; the potential for increased costs relating to compliance with changes in laws and regulations; risks related to disruptions in the Company’s distribution networks; risks related to a proxy contest and other actions of activist shareholders; and the

Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed November 16, 2011. The Company assumes no obligation, and disclaims any obligation, to update information contained in this press release. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.